EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Westlake Corporation (formerly known as Westlake Chemical Corporation) (the "Company") on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Albert Chao, President and Chief Executive Officer of the Company, and I, M. Steven Bender, Executive Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 21, 2024	/s/ ALBERT CHAO
Albert Chao President and Chief Executive Officer (Principal Executive Officer)

Date:	February 21, 2024	/s/ M. STEVEN BENDER
M. Steven Bender Executive Vice President and Chief Financial Officer (Principal Financial Officer)